Exhibit 99.1

Mentor Graphics Reports Fiscal Second Quarter Results

WILSONVILLE, Ore.--(BUSINESS WIRE)--August 23, 2012--Mentor Graphics Corporation (NASDAQ:MENT) today announced financial results for the company’s fiscal second quarter ended July 31, 2012. The company reported revenue of $240.8 million, non-GAAP earnings per share of $.21, and GAAP earnings per share of $.16. During the quarter, the company continued its share buy-back, repurchasing 1.4 million shares for $20 million. Since the first fiscal quarter of 2012, the company has repurchased 8.2 million shares for $110 million.

“Revenues and earnings were an all-time record for a second quarter, and bookings were at the second highest level for any second quarter in company history,” said Walden C. Rhines, chairman and CEO of Mentor Graphics. “Like the whole electronic design automation industry, Mentor is benefiting from the transition to 20nm and 28nm which is driving significant design activity and resultant software demand. Additionally, the company’s investments in system design, and non-traditional electronic design automation markets like embedded software, helped produce the strong results in the quarter. We are on track for record revenue and earnings for fiscal year 2013.”

During the quarter, the company announced collaborations with TSMC, GLOBALFOUNDRIES and Samsung in advanced process nodes. Mentor also introduced a GENIVI 2.0-compliant, Linux-based, in-vehicle infotainment solution. The company’s Capital tool suite for transportation electrical systems design was accredited to IBM’s “Ready for IBM Rational” program. Mentor also introduced a unique, general-purpose software solution that combines one-dimensional and three-dimensional computational fluid dynamics—the first result from the merged technologies made possible by the recent acquisition of Flowmaster Ltd.

“We are pleased with our performance this quarter, beating our guidance by four cents. With continued focus on cost controls, 55% of incremental year-over-year revenues dropped through to operating income,” said Gregory K. Hinckley, president of Mentor Graphics. “A weak euro, a weak rupee, and a strong yen worked to our advantage. We reaffirm revenue guidance of $1.1 billion and are raising our earnings estimate.”

Outlook

For the full fiscal year 2013, the company reaffirms that it expects revenues of about $1.1 billion, and raises the outlook for non-GAAP earnings per share by $0.01 to approximately $1.38, and GAAP earnings per share by $0.03 to about $1.23. For the third fiscal quarter 2013, the company expects revenues of about $265 million, non-GAAP earnings per share of about $0.28, and GAAP earnings per share of approximately $0.23.

Fiscal Year Definition

Mentor Graphics’ fiscal year runs from February 1 to January 31. The fiscal year is dated by the calendar year in which the fiscal year ends. As a result, the first three fiscal quarters of any fiscal year will be dated with the next calendar year, rather than the current calendar year.

Discussion of Non-GAAP Financial Measures

Mentor Graphics’ management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross margin, operating margin, net income (loss), and earnings (loss) per share which we refer to as non-GAAP gross margin, operating margin, net income (loss), and earnings (loss) per share, respectively. These non-GAAP measures are derived from the revenues of our product, maintenance, and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, sales and marketing, and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of intangible assets, special charges, equity plan-related compensation expenses, interest expense attributable to net retirement premiums or discounts on the early retirement of debt and associated debt issuance costs, interest expense associated with the amortization of debt discount and premium on convertible debt, and the equity in income (loss) of unconsolidated entities (except Frontline PCB Solutions Limited Partnership (Frontline)), which management does not consider reflective of our core operating business.

Management excludes from our non-GAAP measures certain recurring items to facilitate its review of the comparability of our core operating performance on a period-to-period basis because such items are not related to our ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of our operating performance for purposes of comparison with our business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically, management adjusts for the excluded items for the following reasons:

  Identified intangible assets consist primarily of purchased technology, backlog, trade names, and customer relationships. Amortization charges for our intangible assets can vary in frequency and amount due to the timing and magnitude of acquisition transactions. We consider our operating results without these charges when evaluating our core performance due to the variability. Generally, the most significant impact to inter-period comparability of our net income (loss) is in the first twelve months following an acquisition.
  Special charges primarily consist of restructuring costs incurred for employee terminations, including severance and benefits, driven by modifications of business strategy or business emphasis. Special charges may also include expenses incurred related to potential acquisitions, excess facility costs, and asset-related charges. Special charges are incurred based on the particular facts and circumstances of acquisition and restructuring decisions and can vary in size and frequency. These charges are excluded as they are not ordinarily included in our annual operating plan and related budget due to the unpredictability of economic trends and the rapidly changing technology and competitive environment in our industry. We therefore exclude them when evaluating our managers' performance internally.
  Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units. We do not consider equity plan-related compensation expense in evaluating our manager’s performance internally or our core operations in any given period.
  Interest expense attributable to net retirement premiums or discounts on the early retirement of debt, the write-off of associated debt issuance costs and the amortization of the debt discount and premium on convertible debt are excluded. Management does not consider these charges as a part of our core operating performance. The early retirement of debt and the associated debt issuance costs are not included in our annual operating plan and related budget due to unpredictability of market conditions which could facilitate an early retirement of debt. We do not consider the amortization of the debt discount and premium on convertible debt to be a direct cost of operations.

  Equity in earnings or losses of unconsolidated entities represents our equity in the net income (loss) of a common stock investment accounted for under the equity method. The carrying amount of our investment is adjusted for our share of earnings or losses of the investee. The amounts are excluded from our non-GAAP results (with the exception of our investment in Frontline as discussed below) as we do not control the results of operations for this investment and we do not participate in regular and periodic operating activities; therefore, management does not consider this investment as a part of our core operating performance.
  In connection with the Company’s acquisition of Valor on March 18, 2010, we also acquired Valor’s 50% interest in Frontline, a joint venture. We report our equity in the earnings or losses of Frontline within operating income. We actively participate in regular and periodic activities such as budgeting, business planning, marketing and direction of research and development projects. Accordingly, we do not exclude our share of Frontline’s earnings or losses from our non-GAAP results as management considers the joint venture to be core to our operating performance.
  Income tax expense (benefit) is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration our long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various jurisdictions in which we operate. This non-GAAP tax rate eliminates the effects of non-recurring and period specific items which are often attributable to acquisition decisions and can vary in size and frequency and considers our U.S. loss carryforwards that have not been previously benefited. This rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates. Our GAAP tax rate for the six months ended July 31, 2012 is (5%), after the consideration of period specific items. Without period specific items of ($5.2) million, our GAAP tax rate is 8%. Our full fiscal year 2013 GAAP tax rate, inclusive of period specific items, is projected to be 4%. The GAAP tax rate considers certain mandatory and other non-scalable tax costs which may adversely or beneficially affect our tax rate depending upon our level of profitability in various jurisdictions.

In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP earnings per share is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options and restricted stock units in a loss situation.

Non-GAAP gross margin, operating margin, and net income are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross margin, operating margin, and net income because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management. Non-GAAP net income also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. Non-GAAP net income has limitations as an analytical tool, and therefore should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In the future we expect to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income are:

  Amortization of intangibles represents the loss in value as the technology in our industry evolves, is advanced, or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  We regularly engage in acquisition and assimilation activities as part of our ongoing business and regularly evaluate our business to determine whether any operations should be eliminated or curtailed. We therefore will continue to experience special charges on a regular basis. These costs also directly impact our available funds.
  Our stock incentive and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results.
  Our income tax expense (benefit) will be ultimately based on our GAAP taxable income and actual tax rates in effect, which often differ significantly from the 17% rate assumed in our non-GAAP presentation. In addition, if we have a GAAP loss and non-GAAP net income, our non-GAAP results will not reflect any projected GAAP tax benefits. Similarly, in the event we were to have GAAP net income and a non-GAAP loss, our GAAP tax expense would be replaced by a credit in our non-GAAP presentation.
  Other companies, including other companies in our industry, calculate non-GAAP net income differently than we do, limiting its usefulness as a comparative measure.

About Mentor Graphics

Mentor Graphics Corporation is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronic, semiconductor and systems companies. Established in 1981, the company reported revenues in the last fiscal year of about $1,015 million. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

(Mentor Graphics, Mentor, and Capital are registered trademarks of Mentor Graphics Corporation. All other company and/or product names are the trademarks and/or registered trademarks of their respective owners.)

Statements in this press release regarding the company’s guidance for future periods constitute “forward-looking” statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) recession or weakness in the EU, US, Japan, China or other economies, including recession or weakness associated with the EU debt crisis; (ii) the company’s ability to successfully offer products and services that compete in the highly competitive EDA industry, including the risk of production delays or obsolescence for our hardware products; (iii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iv) effects of unanticipated shifts in hardware and software product mix on gross margin; (v) effects of the volatility of foreign currency fluctuations on the company’s business and operating results; (vi) changes in accounting or reporting rules or interpretations; (vii) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the company does business; (viii) possible delayed or canceled customer orders resulting from the uncertainty created by actions of activist shareholders; and (ix) effects of customer seasonal purchasing patterns and the timing of significant orders which may negatively or positively impact the company’s quarterly results of operations; all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except earnings per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
Revenues:
System and software	$139,957	$117,495	$289,313	$257,140
Service and support	100,854	96,245	199,416	186,635
Total revenues	240,811	213,740	488,729	443,775
Cost of revenues: (1)
System and software	15,292	14,294	30,082	30,371
Service and support	29,130	26,844	57,544	52,055
Amortization of purchased technology	2,154	2,754	4,333	6,111
Total cost of revenues	46,576	43,892	91,959	88,537
Gross margin	194,235	169,848	396,770	355,238
Operating expenses:
Research and development (2)	72,951	69,905	143,997	139,273
Marketing and selling (3)	79,068	75,758	158,820	153,682
General and administration (4)	19,865	17,348	36,514	34,133
Equity in earnings of Frontline (5)	(662)	(1,139)	(1,249)	(2,156)
Amortization of intangible assets (6)	1,599	1,455	3,305	3,065
Special charges (7)	1,507	1,677	2,654	6,224
Total operating expenses	174,328	165,004	344,041	334,221
Operating income	19,907	4,844	52,729	21,017
Other income (expense), net (8)	(379)	529	(296)	54
Interest expense (9)	(4,737)	(4,634)	(9,331)	(22,074)
Income (loss) before income tax	14,791	739	43,102	(1,003)
Income tax benefit (10)	(2,764)	(3,595)	(1,983)	(2,984)
Net income	17,555	4,334	45,085	1,981
Less: Loss attributable to noncontrolling interest (11)	(612)	-	(1,264)	-
	Net income attributable to Mentor Graphics
shareholders	$18,167	$4,334	$46,349	$1,981
Net income per share attributable to Mentor Graphics
shareholders:
Basic	$0.17	$0.04	$0.42	$0.02
Diluted	$0.16	$0.04	$0.41	$0.02
Weighted average number of shares outstanding:
Basic	109,875	110,027	109,891	110,888
Diluted	113,046	112,844	113,078	113,892

Refer to following page for a description of footnotes.

MENTOR GRAPHICS CORPORATION
FOOTNOTES TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands)

Listed below are the items included in net income that management excludes in computing the non-GAAP financial measures referred to in the text of this press release. Items are further described under "Discussion of Non-GAAP Financial Measures."

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
(1) Cost of revenues:
Equity plan-related compensation	$368	$237	$687	$504
Amortization of purchased technology	2,154	2,754	4,333	6,111
	$2,522	$2,991	$5,020	$6,615

(2) Research and development:
Equity plan-related compensation	$2,215	$1,975	$4,332	$4,114

(3) Marketing and selling:
Equity plan-related compensation	$1,625	$1,413	$3,174	$3,028

(4) General and administration:
Equity plan-related compensation	$2,098	$2,204	$3,260	$3,863

(5) Equity in earnings of Frontline:
Amortization of purchased technology and other identified intangible assets	$1,242	$1,242	$2,484	$2,484

(6) Amortization of intangible assets:
Amortization of other identified intangible assets	$1,599	$1,455	$3,305	$3,065

(7) Special charges:
Rebalance, restructuring, and other costs	$1,507	$1,677	$2,654	$6,224

(8) Other income (expense), net:
Net (gain) loss of unconsolidated entities	$(59)	$52	$(72)	$52

(9) Interest expense:
Amortization of debt discount and premium, net	$1,318	$1,228	$2,613	$2,403
Premium and costs related to debt retirement	-	-	-	11,504
	$1,318	$1,228	$2,613	$13,907

(10) Income tax benefit:
Non-GAAP income tax effects	$(7,670)	$(6,141)	$(13,861)	$(10,183)

(11) Loss attributable to noncontrolling interest:
Amortization of intangible assets and income tax effects	$(333)	$-	$(602)	$-

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(In thousands, except earnings per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
GAAP net income attributable to Mentor Graphics shareholders	$18,167	$4,334	$46,349	$1,981
Non-GAAP adjustments:
Equity plan-related compensation: (1)
Cost of revenues	368	237	687	504
Research and development	2,215	1,975	4,332	4,114
Marketing and selling	1,625	1,413	3,174	3,028
General and administration	2,098	2,204	3,260	3,863
Acquisition - related items:
Amortization of purchased assets
Cost of revenues (2)	2,154	2,754	4,333	6,111
Frontline purchased technology and intangible assets (3)	1,242	1,242	2,484	2,484
Amortization of intangible assets (4)	1,599	1,455	3,305	3,065
Special charges (5)	1,507	1,677	2,654	6,224
Other income (expense), net (6)	(59)	52	(72)	52
Interest expense (7)	1,318	1,228	2,613	13,907
Non-GAAP income tax effects (8)	(7,670)	(6,141)	(13,861)	(10,183)
Noncontrolling interest (9)	(333)	-	(602)	-
Total of non-GAAP adjustments	6,064	8,096	12,307	33,169
Non-GAAP net income attributable to Mentor Graphics shareholders	$24,231	$12,430	$58,656	$35,150

GAAP and Non-GAAP weighted average shares (diluted)	113,046	112,844	113,078	113,892

Net income per share attributable to Mentor Graphics shareholders:
GAAP (diluted)	$0.16	$0.04	$0.41	$0.02
Non-GAAP adjustments detailed above	0.05	0.07	0.11	0.29
Non-GAAP (diluted)	$0.21	$0.11	$0.52	$0.31

(1)	Equity plan-related compensation expense is the fair value of all share-based payments to employees for stock options and restricted stock units, and purchases made as a result of the employee stock purchase plans.
(2)	Amount represents amortization of purchased technology resulting from acquisitions. Purchased intangible assets are amortized over two to five years.
(3)	Amount represents amortization of purchased technology and other identified intangible assets identified as part of the fair value of the Frontline P.C.B. Solutions Limited Partnership (Frontline) investment. Mentor Graphics acquired a 50% joint venture in Frontline as a result of the Valor Computerized Systems, Ltd. acquisition in the first quarter of fiscal 2011. The purchased technology will be amortized over three years, other identified intangible assets will be amortized over three to four years, and are reflected in the income statement in the equity in earnings of Frontline. This expense is the same type as being adjusted for in note (2) above and (4) below.
(4)	Other identified intangible assets are amortized to other operating expense over two to five years. Other identified intangible assets include trade names, customer relationships, and backlog which are the result of acquisition transactions.
(5)	Three months ended July 31, 2012: Special charges consist of (i) $1,029 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services and (ii) $478 in other adjustments.
Three months ended July 31, 2011: Special charges consist of (i) $1,207 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (ii) $736 of costs related to consulting fees associated with our proxy contest, and (iii) $(266) in other adjustments.
Six months ended July 31, 2012: Special charges consist of (i) $2,017 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services and (ii) $637 in other adjustments.
Six months ended July 31, 2011: Special charges consist of (i) $3,838 of costs related to consulting fees associated with our proxy contest , (ii) $2,354 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, and (iii) $32 in other adjustments.
(6)	Three months ended July 31, 2012: Income of $59 on investment accounted for under the equity method of accounting.
Three months ended July 31, 2011: Loss of $(52) on investment accounted for under the equity method of accounting.
Six months ended July 31, 2012: Income of $72 on investment accounted for under the equity method of accounting.
Six months ended July 31, 2011: Loss of $(52) on investment accounted for under the equity method of accounting.
(7)	Three months ended July 31, 2012: $1,318 in amortization of original issuance debt discount.
Three months ended July 31, 2011: $1,228 in amortization of original issuance debt discount.
Six months ended July 31, 2012: $2,613 in amortization of original issuance debt discount.
Six months ended July 31, 2011: $2,403 in amortization of original issuance debt discount and bond premium, and $11,504 for the premium and other costs related to the retirement of the 6.25% convertible debentures and the term loan.
(8)	Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.
(9)	Adjustment for the impact of amortization of intangible assets, equity plan-related compensation, and income tax expense on noncontrolling interest.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
GAAP gross margin	$194,235	$169,848	$396,770	$355,238
Reconciling items to non-GAAP gross margin:
Equity plan-related compensation	368	237	687	504
Amortization of purchased technology	2,154	2,754	4,333	6,111
Non-GAAP gross margin	$196,757	$172,839	$401,790	$361,853

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
GAAP gross margin as a percent of total revenues	80.7%	79.5%	81.2%	80.0%
Non-GAAP adjustments detailed above	1.0%	1.4%	1.0%	1.5%
Non-GAAP gross margin as a percent of total revenues	81.7%	80.9%	82.2%	81.5%

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
GAAP operating expenses	$174,328	$165,004	$344,041	$334,221
Reconciling items to non-GAAP operating expenses:
Equity plan-related compensation	(5,938)	(5,592)	(10,766)	(11,005)
Amortization of Frontline purchased technology and other identified intangible assets	(1,242)	(1,242)	(2,484)	(2,484)
Amortization of other identified intangible assets	(1,599)	(1,455)	(3,305)	(3,065)
Special charges	(1,507)	(1,677)	(2,654)	(6,224)
Non-GAAP operating expenses	$164,042	$155,038	$324,832	$311,443

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
GAAP operating income	$19,907	$4,844	$52,729	$21,017
Reconciling items to non-GAAP operating income:
Equity plan-related compensation	6,306	5,829	11,453	11,509
Amortization of purchased technology	2,154	2,754	4,333	6,111
Amortization of Frontline purchased technology and other identified intangible assets	1,242	1,242	2,484	2,484
Amortization of other identified intangible assets	1,599	1,455	3,305	3,065
Special Charges	1,507	1,677	2,654	6,224
Non-GAAP operating income	$32,715	$17,801	$76,958	$50,410

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
GAAP operating income as a percent of total revenues	8.3%	2.3%	10.8%	4.7%
Non-GAAP adjustments detailed above	5.3%	6.0%	4.9%	6.7%
Non-GAAP operating income as a percent of total revenues	13.6%	8.3%	15.7%	11.4%

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
GAAP other expense, net and interest expense	$(5,116)	$(4,105)	$(9,627)	$(22,020)
Reconciling items to non-GAAP other expense, net and interest expense:
Net gain of unconsolidated entities	(59)	52	(72)	52
Amortization of debt discount and retirement costs	1,318	1,228	2,613	13,907
Non-GAAP other expense, net and interest expense	$(3,857)	$(2,825)	$(7,086)	$(8,061)

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 31,	January 31,
	2012	2012

Assets
Current assets:
Cash and cash equivalents	$146,361	$146,499
Restricted cash	-	4,237
Trade accounts receivable, net	99,097	133,494
Term receivables, short-term	242,359	221,430
Prepaid expenses and other	41,248	43,972
Deferred income taxes	15,386	17,803

Total current assets	544,451	567,435
Property, plant, and equipment, net	155,081	148,019
Term receivables, long-term	217,338	220,355
Goodwill and intangible assets, net	548,723	555,671
Other assets	64,067	59,195

Total assets	$1,529,660	$1,550,675

Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$9,235	$14,617
Current portion of notes payable	1,369	1,349
Accounts payable	14,492	17,261
Income taxes payable	7,389	2,538
Accrued payroll and related liabilities	50,796	112,349
Accrued and other liabilities	35,437	34,284
Deferred revenue	202,136	191,540

Total current liabilities	320,854	373,938
Long-term notes payable	215,837	213,224
Deferred revenue, long-term	10,849	14,883
Other long-term liabilities	58,063	73,290
Total liabilities	605,603	675,335

Noncontrolling interest with redemption feature	8,226	9,266

Stockholders' equity:
Common stock	785,755	775,362
Retained earnings	108,123	62,032
Accumulated other comprehensive income	21,953	28,680
Total stockholders' equity	915,831	866,074

Total liabilities and stockholders' equity	$1,529,660	$1,550,675

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(In thousands, except days sales outstanding)

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
Operating activities
Net income	$17,555	$4,334	$45,085	$1,981
Depreciation and amortization (1)	13,199	13,779	27,012	36,190
Other adjustments to reconcile:
Operating cash	3,493	5,761	10,193	12,916
Changes in working capital	(6,005)	10,242	(47,903)	(26,233)

Net cash provided by operating activities	28,242	34,116	34,387	24,854

Investing activities
Net cash used in investing activities	(11,929)	(10,279)	(23,986)	(18,660)

Financing activities
Net cash used in financing activities	(3,838)	(17,662)	(8,072)	(17,409)

Effect of exchange rate changes on cash and cash equivalents	(925)	813	(2,467)	1,571

Net change in cash and cash equivalents	11,550	6,988	(138)	(9,644)
Cash and cash equivalents at beginning of period	134,811	116,481	146,499	133,113

Cash and cash equivalents at end of period	$146,361	$123,469	$146,361	$123,469

(1)	Depreciation and amortization includes a write-off of note issuance costs in the amount of $8,010 for the six months ended July 31, 2011.

Other data:
Capital expenditures	$10,579	$10,279	$22,183	$16,624
Days sales outstanding	128	116

	MENTOR GRAPHICS CORPORATION
	UNAUDITED SUPPLEMENTAL BOOKINGS AND REVENUE INFORMATION
	(Rounded to nearest 5%)

	2013			2012					2011
Product Group Bookings (a)	Q1	Q2	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
IC DESIGN TO SILICON	35%	25%	30%	20%	25%	60%	40%	40%	35%	40%	45%	30%	35%
SCALABLE VERIFICATION	15%	30%	25%	35%	30%	15%	35%	30%	35%	25%	25%	30%	25%
INTEGRATED SYSTEMS DESIGN	25%	25%	25%	25%	25%	15%	15%	15%	15%	25%	20%	25%	25%
NEW & EMERGING MARKETS	10%	10%	10%	10%	15%	5%	5%	10%	10%	5%	5%	10%	10%
SERVICES / OTHER	15%	10%	10%	10%	5%	5%	5%	5%	5%	5%	5%	5%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2013			2012					2011
Product Group Revenue (b)	Q1	Q2	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
IC DESIGN TO SILICON	40%	35%	40%	40%	25%	40%	45%	40%	40%	40%	35%	30%	35%
SCALABLE VERIFICATION	25%	25%	25%	25%	30%	25%	25%	25%	20%	20%	30%	25%	25%
INTEGRATED SYSTEMS DESIGN	25%	25%	25%	20%	25%	25%	20%	25%	25%	25%	25%	30%	30%
NEW & EMERGING MARKETS	5%	10%	5%	10%	10%	5%	5%	5%	5%	5%	5%	10%	5%
SERVICES / OTHER	5%	5%	5%	5%	10%	5%	5%	5%	10%	10%	5%	5%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2013			2012					2011
Bookings by Geography	Q1	Q2	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
North America	35%	40%	35%	45%	45%	40%	50%	45%	45%	40%	45%	50%	45%
Europe	20%	35%	30%	20%	30%	15%	25%	20%	20%	25%	20%	20%	20%
Japan	10%	5%	10%	15%	5%	5%	10%	10%	15%	5%	15%	15%	15%
Pac Rim	35%	20%	25%	20%	20%	40%	15%	25%	20%	30%	20%	15%	20%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2013			2012					2011
Revenue by Geography	Q1	Q2	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
North America	50%	45%	45%	40%	50%	45%	35%	40%	35%	40%	50%	45%	40%
Europe	20%	20%	20%	25%	20%	25%	25%	25%	25%	25%	25%	25%	25%
Japan	10%	15%	15%	15%	10%	10%	5%	10%	15%	10%	10%	15%	15%
Pac Rim	20%	20%	20%	20%	20%	20%	35%	25%	25%	25%	15%	15%	20%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2013			2012					2011
Bookings by Business Model (c)	Q1	Q2	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Perpetual	25%	20%	25%	40%	20%	15%	25%	20%	40%	30%	10%	15%	20%
Ratable	25%	15%	15%	20%	10%	5%	5%	10%	20%	15%	10%	5%	10%
Up Front	50%	65%	60%	40%	70%	80%	70%	70%	40%	55%	80%	80%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2013			2012					2011
Revenue by Business Model (c)	Q1	Q2	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Perpetual	20%	25%	25%	30%	25%	15%	15%	20%	20%	25%	20%	15%	20%
Ratable	10%	10%	10%	10%	10%	10%	5%	10%	25%	15%	10%	5%	10%
Up Front	70%	65%	65%	60%	65%	75%	80%	70%	55%	60%	70%	80%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

(a) Product Group Bookings excludes support bookings for all sub-flow categories.
(b) Product Group Revenue includes support revenue for each sub-flow category as appropriate.
(c) Bookings and Revenue by Business Model are System and Software only.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
EARNINGS PER SHARE

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of estimated non-GAAP net income per share for Q3 FY13 and fiscal 2013.

	Estimated	Estimated
	Q3 FY13	FY13
Diluted GAAP net income per share	$0.23	$1.23
Non-GAAP Adjustments:
Amortization of purchased intangible assets (1)	0.01	0.07
Amortization of other identified intangible assets (2)	0.02	0.09
Equity plan-related compensation (3)	0.04	0.17
Special charges (4)	-	0.02
Other income (expense), net and interest expense (5)	0.01	0.05
Non-GAAP income tax effects (6)	(0.03)	(0.24)
Noncontrolling Interest (7)	-	(0.01)
Non-GAAP net income per share	$0.28	$1.38

(1)	Excludes amortization of purchased intangible assets resulting from acquisition transactions. Purchased intangible assets are amortized over three to five years.
(2)	Excludes amortization of other identified intangible assets including trade names, customer relationships, and backlog resulting from acquisition transactions. Other identified intangible assets are amortized over one to five years. This line item also excludes amortization of purchased intangible assets identified as part of the fair value of the Frontline P.C.B. Solutions Limited Partnership investment. The purchased technology will be amortized over three years and other identified intangible assets will be amortized over three to four years.
(3)	Excludes equity plan-related compensation expense for the fair value of all share-based payments to employees for stock options and restricted stock units, and purchases made as a result of the employee stock purchase plans.
(4)	Excludes special charges consisting primarily of costs incurred for employee rebalances (which includes severance benefits, notice pay and outplacement services), facility closures, and acquisition costs.
(5)	Adjustment for fiscal 2013 reflects the amortization of original issuance debt discount for our 4.00% Convertible Subordinated Debentures due 2031.
(6)	Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.
(7)	Adjustment for the impact of amortization of intangible assets, equity plan-related compensation expense and income tax expense on noncontrolling interest.

CONTACT:
Mentor Graphics Corporation
Ry Schwark, Media Contact, 503-685-1660
ry_schwark@mentor.com
OR
Joe Reinhart, Investor Contact, 503-685-1462
joe_reinhart@mentor.com